                                                                      EXHIBIT 10

                              STANDSTILL AGREEMENT

         THIS STANDSTILL AGREEMENT ("Agreement"), dated the 20th day of February 2002, is made by and between American Physicians Capital, Inc., a Michigan corporation ("ACAP"), on the one hand, and Stilwell Value Partners III, L.P., Stilwell Value Partners V, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value, LLC, The Margaret de Fleur Foundation, Inc., and Joseph Stilwell (collectively, the "Stilwell Group"), and Spencer L. Schneider ("Stilwell Director") on the other.

         WHEREAS, ACAP, the Stilwell Group and the Stilwell Director have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

         1. Representations and Warranties of Stilwell Group. The Stilwell Group hereby represents and warrants to ACAP as follows:

                  a. The Stilwell Group has beneficial ownership of 480,000 shares of common stock of ACAP and has full and complete authority to enter into this Agreement and to bind the entire number of shares of the common stock of ACAP which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement. This Agreement constitutes a valid and binding agreement of the Stilwell Group. No "affiliate" or "associate" (as such terms are defined in the Exchange Act) of the Stilwell Group beneficially owns any shares or rights to acquire shares of common stock of ACAP.

                  b. There are no arrangements, agreements or understandings between the Stilwell Group and ACAP other than as set forth in this Agreement.

         2. Representations and Warranties of ACAP. ACAP hereby represents and warrants to the Stilwell Group, as follows:

                  a. ACAP has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by ACAP has been duly authorized by the Board of Directors of ACAP and requires no further Board of Directors or stockholder action. The Board of Directors of ACAP or APA (as defined below) may be referred to hereinafter individually as the "Board", or collectively as the "Boards". This Agreement constitutes a valid and binding obligation of ACAP and the performance of its terms does not constitute a violation of its articles of incorporation or by-laws.

                  b. There are no arrangements, agreements or understandings between the Stilwell Group and ACAP other than as set forth in this Agreement.

         3. Representations and Warranties of the Stilwell Director. The Stilwell Director hereby represents and warrants to ACAP as follows:

                  a. The Stilwell Director is a person who qualifies under all applicable Michigan laws and regulations governing directors of insurance companies. No "affiliate" or "associate" (as such terms are defined in the Exchange Act) of the Stilwell Director beneficially owns any shares or rights to acquire shares of ACAP.

                  b. No event has occurred with respect to the Stilwell Director that would require disclosure in an ACAP report or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Item 401(f) of Regulation S-K.

         4. Stilwell Group's Prohibited Conduct. No member of the Stilwell Group, the Stilwell Director, or any of their affiliates or associates, shall, directly or indirectly,

                  a. solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents, or participate in any manner in the solicitation of proxies or consents, from ACAP's stockholders to elect persons to the Board of Directors or to approve shareholder proposals,

                  b. make any public statement critical of ACAP, its Directors or management,

                  c. initiate any litigation against ACAP or any of its Directors or officers, except to enforce the terms of this Agreement,

                  d. make or be the proponent of any shareholder proposal, whether pursuant to Rule 14a-8 of the Exchange Act or otherwise,

                  e. acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of ACAP common stock generally), directly or indirectly, or retain ownership of any ACAP common stock, if when taken together with the ACAP common stock beneficially owned by the Stilwell Group would constitute more than 5% of the then outstanding shares of ACAP; provided, however, that in the event that the Stilwell Group's beneficial ownership exceeds such percentage as a result of stock repurchases by ACAP pursuant to Section 7 of this Agreement, the Stilwell Group shall, reasonably promptly after becoming aware of such situation, dispose of a sufficient number of shares such that the ACAP common stock beneficially owned by the Stilwell Group does not constitute more than such percentage, and provided further, that "beneficial ownership" shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act,

                  f. make any public announcement with respect to any proposal or offer involving, or propose to enter into, or assist or encourage any other person with respect to, directly or indirectly, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving ACAP, or to propose as a Director any of the foregoing types of transactions,

                  g. form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to ACAP common stock,

                  h. deposit any ACAP common stock in any voting trust or subject any ACAP common stock to any arrangement or agreement with respect to the voting of any ACAP common stock,

                  i. execute any written consent as shareholders with respect to ACAP or its common stock, except as set forth herein,

                  j. otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the stockholders, management, the Board or policies of ACAP, other than through non-public communications with the directors of ACAP; provided, that, subject to clause (f) above, nothing herein shall limit the Stilwell Director from acting in his capacity as a director of ACAP in accordance with his fiduciary duties at any meeting of the Board of Directors, including the Stilwell Director's ability to discuss and vote upon the items in clause (f) above,

                  k. seek, alone or in concert with others, (i) to call a meeting of shareholders, (ii) representation on the Board of ACAP or its subsidiaries, except as set forth herein, or (iii) the removal of any member of the ACAP Board or any of its subsidiaries,

                  l. make any publicly disclosed proposal regarding any of the foregoing,

                  m. publicly make any request to amend, waive or terminate any provision of this Agreement, or

                  n. take or cause others to take any action inconsistent with any of the foregoing.

         5. Voting at Meetings of Stockholders. At all meetings of Stockholders the Stilwell Group and the Stilwell Director shall vote all of the shares of ACAP common stock beneficially owned by its members for each of ACAP's nominees for election to the ACAP Board of Directors, for the ratification of the appointment of ACAP's independent auditors and, in other matters, in accordance with the recommendation of the ACAP Board of Directors, or, if so directed by the Board, pro rata with all other shareholders. Upon execution of this Agreement by all the parties hereto, and when it is duly approved by ACAP's Board, the Stilwell Group hereby irrevocably withdraws its Notice of Intent to Nominate dated January 29, 2002.

         6. Directorships and Committees. ACAP agrees that upon the execution of the Agreement, the Stilwell Director will be appointed to the Board of Directors of ACAP and the Board of Directors of American Physicians Assurance Corporation ("APA").

                  a. The Stilwell Director will be appointed to the Class of Directors of ACAP whose terms expire at the 2002 Annual Meeting of Stockholders.

                   b. ACAP and APA agree to make all necessary amendments to their by-laws or articles of incorporation to enable the Stilwell Director to sit on the Boards, including to expand the Boards.

                  c. The Stilwell Director will be entitled to receive the identical compensation and benefits being paid to the other non-employee directors of ACAP.

                  d. The Stilwell Group shall not provide, and the Stilwell Director shall not accept, any incentive or compensation to the Stilwell Director that would influence the Stilwell Director to recommend that ACAP enter into a transaction for the sale of ACAP or to recommend any other significant initiative affecting ACAP and its stockholders.

                  e. If the Stilwell Director resigns from any Board, is removed from any Board for cause, or if he dies or becomes disabled, the Stilwell Group will be entitled to replace the Stilwell Director with another individual ("Replacement Director"), who is reasonably determined by the Board of ACAP to be qualified to serve and if the Replacement Director is qualified, ACAP and APA shall take all actions to immediately appoint the Replacement Director to the respective Boards. The procedure for the selection of a Replacement Director shall be as follows: The Stilwell Group will propose a Replacement Director to ACAP (the "Proposed Replacement"). If the Proposed Replacement is not reasonably determined by ACAP to be acceptable, Stilwell shall be entitled to propose additional candidates to ACAP until ACAP approves a candidate to be the Replacement Director. The Replacement Director will serve out the remaining term of the Stilwell Director. The Replacement Director will enjoy all of the rights and benefits of this Agreement and shall be bound by its terms. If the Board of ACAP does not appoint a Replacement Director, this will be deemed a breach by ACAP.

                  f. For so long as the Stilwell Director, or Replacement Director, is a member of the Board of Directors of ACAP and APA, he will, subject to applicable law and the rules of the SEC and NASDAQ, be appointed to the Audit Committee.

                  g. ACAP and its Board agree to nominate and support the Stilwell Director, or Replacement Director, for re-election to the Board of ACAP at the expiration of his first term (i.e., for nomination and re-election at the 2002 annual shareholder's meeting for the class of directors whose terms expire in 2005), and he shall be re-appointed to the Board of APA. If the Stilwell Director or the Replacement Director is not re-nominated to the ACAP Board or re-appointed to the APA Board, this will be deemed a breach by ACAP.

         7. Stock Repurchases. The Stilwell Group has requested that the ACAP Board shall authorize the repurchase of a sufficient number of its outstanding shares of common stock so that (i) the number of shares outstanding on December 31, 2002 is at least fifteen percent (15%) less than the number of shares outstanding on December 31, 2001, and (ii) the number of shares outstanding on December 31, 2003 is at least fifteen percent (15%) less than the number of shares outstanding on December 31, 2002. For purposes of this paragraph, outstanding shares shall mean all shares entitled to vote, and shall exclude all treasury shares. ACAP agrees that, in light of all factors its Board considers appropriate, the Board shall promptly consider increasing ACAP's existing share repurchase program and in particular consider the request of the Stilwell Group, and that the Board will further monitor such repurchase program during fiscal 2002 and 2003 in light of all relevant factors, including among others, whether ACAP's shares are trading below the book value per share of ACAP and its consolidated subsidiaries, the availability and alternative uses of ACAP's excess capital, regulatory considerations, the reaction of rating agencies to any proposed repurchase, and the market price of ACAP's shares. Notwithstanding the foregoing, ACAP shall not be required to authorize or consummate any repurchases described herein (i) if the ACAP Board determines in good faith that such action is not in the best interests of ACAP or its shareholders, or (ii) if any governmental regulatory agency threatens or commences regulatory action against ACAP or any of its subsidiaries as a direct or indirect result of such repurchases.

         8. Litigation. ACAP will not, directly or indirectly, initiate any litigation against the Stilwell Group or the Stilwell Director, except to enforce the terms of this Agreement.

         9. Dispositions. The Stilwell Group agrees that any disposition of shares of common stock of ACAP will be made in open market transactions in a manner designed to effect an orderly disposition of such shares. The Stilwell Group further agrees that it will not transfer or dispose of any shares of ACAP common stock if, as a result of such disposition or transfer, to the knowledge of any member of the Stilwell Group, the person making such acquisition will beneficially own, together with its affiliates and any member of a "group" (within the meaning of the Exchange Act) in which such acquiror is a party, immediately following such acquisition 5% or more of the ACAP common stock then outstanding.

         10. Certification of Ownership. The Stilwell Group shall, upon request of ACAP, certify to ACAP as to the amount of shares it beneficially owns.

         11. Termination. This Agreement shall terminate and the Stilwell Director shall immediately tender his resignation from the Board of ACAP and APA, if requested by the Board of ACAP as a result of a majority vote, other than the Stilwell Director, in favor of such resignation by the Board of ACAP, upon the earlier of (i) the Stilwell Group having beneficial ownership of less than one percent of the outstanding shares of common stock of ACAP; (ii) any person becoming the beneficial owner of more than 50% of ACAP's voting stock, including any merger, acquisition or other type of business combination, (iii) the dissolution, merger or any other transaction which results in the failure of Stilwell Value Partners V, L.P., Stilwell Associates, L.P., or Stilwell Value LLC to exist as legal entities; provided that at the option of ACAP, this Agreement shall be binding on their respective successors and it shall be a condition of such dissolution or other transaction that such successor so agree,
(iv) the death or incapacity of Joseph Stilwell; or (v) the third anniversary of the execution of this Agreement. This Agreement shall not otherwise be terminated without the written consent of all of the parties.

         12. Public Announcement. The parties shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release in the form annexed hereto as

Attachment A, however, neither party shall disclose the existence of this Agreement until the press release is issued.

         13. Material Nonpublic Information. In connection with this Agreement and the Stilwell Group's ongoing relationship with ACAP, there may be instances in which material nonpublic information concerning ACAP will be divulged to the Stilwell Group by ACAP, the Stilwell Director, or other ACAP representatives or agents. The Stilwell Group and its representatives expressly acknowledge that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Stilwell Group and the Stilwell Director (and any Replacement Director) acknowledge that the Stilwell Director (and any Replacement Director) will be subject to ACAP's insider trading and disclosure policies, as in effect from time to time, at any time while they are on the Boards to the same extent as the other directors of ACAP. To the extent SEC Regulation FD may apply, in accordance with Section 243.100
(2)(ii) of Regulation FD, the Stilwell Group expressly agrees to maintain material nonpublic information concerning ACAP in confidence.

         14. Remedies. ACAP, the Stilwell Group and the Stilwell Director acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

         15. Notices. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to the Stilwell Group, the Stilwell Director and ACAP as follows:

         ACAP:
                                    Mr. William Cheeseman
                                    1301 North Hagadorn Road
                                    East Lansing, Michigan 48823

         With a copy to:
                                    Lori M. Silsbury, Esq.
                                    Dykema Gossett PLLC
                                    124 W. Allegan
                                    800 Michigan National Tower
                                    Lansing, Michigan 48933

         The Stilwell Group:
                                    Mr. Joseph Stilwell
                                    26 Broadway 23rd Floor
                                    New York, New York  10004

         With a copy to:
                                    Joseph Fink, Esq.
                                    Dickinson Wright PLLC
                                    215 South Washington Square,  Suite 200
                                    Lansing, Michigan 48933-1816

         The Stilwell Director:
                                    Spencer L. Schneider, Esq.
                                    145 Hudson Street
                                    New York, New York  10013

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

         17. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

         20. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         21. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement, except the terms shall be applicable to a Replacement Director. This Agreement, however, shall be binding on successors of the parties hereto.

         22. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

         23. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         24. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

         25. Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any United States Federal or state court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

         26. Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      AMERICAN PHYSICIANS CAPITAL, INC.



                                      /s/ William  B. Cheeseman
                                      -------------------------
                                      By:   WILLIAM B. CHEESEMAN
                                            President and CEO



                                      STILWELL VALUE PARTNERS III, L.P.



                                            /s/ Joseph Stilwell
                                            -------------------
                                      By:  STILWELL VALUE LLC
                                           General Partner, by Joseph Stilwell,
                                           Managing and Sole Member

                                      STILWELL VALUE PARTNERS V, L.P.



                                            /s/ Joseph Stilwell
                                            -------------------
                                      By:  STILWELL VALUE LLC

                                           General Partner, by Joseph Stilwell,
                                           Managing and Sole Member

                                      STILWELL ASSOCIATES, L.P.



                                            /s/ Joseph Stilwell
                                            -------------------
                                      By:  STILWELL VALUE LLC
                                           General Partner, by Joseph Stilwell
                                           Managing and Sole Member

                                      STILWELL PARTNERS, L.P.



                                          /s/ Joseph Stilwell
                                          -------------------
                                      By:     JOSEPH STILWELL
                                      General Partner

                                      STILWELL VALUE, LLC



                                            /s/ Joseph Stilwell
                                            -------------------
                                      By:       JOSEPH STILWELL
                                      Managing and Sole Member

                                      THE MARGARET DE FLEUR
                                        FOUNDATION, INC.


                                            /s/ Joseph Stilwell
                                            -------------------
                                      By:       JOSEPH STILWELL
                                      President

                                      SPENCER L. SCHNEIDER


                                      /s/ Spencer L. Schneider
                                      ------------------------

                                      JOSEPH STILWELL



                                      /s/ Joseph Stilwell
                                      -------------------

                                  ATTACHMENT A

FOR IMMEDIATE RELEASE

Contact:
Ms. Sheila Wright
Media Relations
American Physicians Capital, Inc.
1301 North Hagadorn Road
East Lansing, Michigan 48823
Phone:  (517) 324-6782
----------------------------

   AMERICAN PHYSICIANS CAPITAL, INC. ADDS NEW MEMBER TO ITS BOARD OF DIRECTORS

East Lansing, Michigan, February __, 2002 -- American Physicians Capital, Inc. (NASDAQ: ACAP) and The Stilwell Value Group, one of the Company's largest shareholders, announced an agreement where a representative of The Stilwell Group will join the Company's board of directors immediately, and will be one of the nominees to stand for election at the Company's 2002 annual meeting.

The Stilwell Group has agreed to a three-year "standstill" and will support the slate of directors at the 2002 annual meeting and during the term of the standstill agreement. APCapital agreed to consider a request of The Stilwell Group to use a portion of its excess capital to significantly increase the Company's share repurchase program in each of the fiscal years 2002 and 2003. Any future expansion of the Company's repurchase program will be subject to, among other things, the board's fiduciary duty and regulatory approvals. The Stilwell Group had previously noticed its intention to nominate two people to the board, to be elected at the 2002 annual meeting. In connection with the agreement, The Stilwell Group has withdrawn its nomination notice.

Spencer L. Schneider, an attorney in private practice in New York City, will immediately join the board of directors as a representative of the Stilwell Group.

William B. Cheeseman, APCapital president and CEO, said: "The Company has been looking to expand the board of directors to include representatives with additional experience and expertise, and we are pleased Mr. Schneider will be joining the board as a representative of the investment community. The Company plans to review the Stilwell Group's proposal to expand the Company's existing share repurchase program in its upcoming meetings."

Joseph Stilwell, general partner of The Stilwell Group, stated: "We are delighted to be working with Mr. Cheeseman with respect to share repurchases in order to maximize shareholder value for all of the Company's shareholders."

Forward-Looking Statements: Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. While we believe any forward-looking statements we have made are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following: the potential inadequacy of our loss and loss adjustment expense reserves, liabilities imposed that exceed our policy limits and reserves, increased pressures on premium rates and our potential inability to obtain rate increases, adverse changes in the health care industry, our potential inability to obtain adequate and affordable reinsurance coverage from creditworthy reinsurers, adverse regulatory changes in Michigan, our potential inability to execute our growth strategy, the loss of our relationships with medical associations, an interruption or change in our principal third-party distribution relationship, a reduction in our A.M. Best Company rating, our potential inability to obtain anticipated processing efficiencies, negative changes in financial market conditions, a significant increase in inflation in the markets in which we compete, a downturn in general economic conditions, and any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission, under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.


[ACAP TAG LINE]